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JOHN HANCOCK ALLOCATION CORE PORTFOLIO
SPECIAL MEETING OF SHAREHOLDERS - SEPTEMBER 26, 2007
PROXY SOLICITATION BY THE BOARD OF TRUSTEES

     The undersigned, revoking previous proxies, hereby appoint(s) Keith F. Hartstein, Thomas M. Kinzler and Gordon M. Shone, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Allocation Core Portfolio ("Allocation Core Portfolio") which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders (the "Meeting") of Allocation Core Portfolio to be held at 601 Congress Street, Boston, Massachusetts, on September 26, 2007 at 10:00 a.m., Boston time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement dated August 10, 2007 is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal.

                              Date                                  , 2007

                              PLEASE SIGN, DATE AND RETURN
                              PROMPTLY IN ENCLOSED ENVELOPE


                              --------------------------------------------------

                              --------------------------------------------------
                                                 Signature(s)


                              NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.





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                                                     VOTE THIS PROXY CARD TODAY!


SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSAL 1 IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

(1) To approve an Agreement and Plan of Reorganization between John Hancock Allocation Core Portfolio ("Allocation Core Portfolio") and John Hancock Lifestyle Balanced Portfolio ("Lifestyle Balanced Portfolio"). Under this Agreement, Allocation Core Portfolio would transfer all of its assets to Lifestyle Balanced Portfolio in exchange for shares of Lifestyle Balanced Portfolio. These shares will be distributed proportionately to you and the other shareholders of Allocation Core Portfolio. Lifestyle Balanced Portfolio will also assume Allocation Core Portfolio's liabilities.

         FOR      |_|              AGAINST  |_|              ABSTAIN  |_|

           PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.



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John Hancock
------------
JOHN HANCOCK FUNDS

                         Internet Proxy Voting Services
                                Proxy Voting Form
                               John Hancock Funds
                            Allocation Core Portfolio

THE TRUSTEES RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL.

Proposal 1.                                       [ ]FOR  [ ]AGAINST  [ ]ABSTAIN

     To approve an Agreement and Plan of Reorganization between John Hancock Allocation Core Portfolio ("Allocation Core Portfolio") and John Hancock Lifestyle Balanced Portfolio ("Lifestyle Balanced Portfolio"). Under this Agreement, Allocation Core Portfolio would transfer all of its assets to Lifestyle Balanced Portfolio in exchange for shares of Lifestyle Balanced Portfolio. These shares will be distributed proportionately to you and the other shareholders of Allocation Core Portfolio. Lifestyle Balanced Portfolio will also assume Allocation Core Portfolio's liabilities.

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Please refer to the proxy statement for discussion of each of these matters.
If not revoked, this proxy shall be voted "FOR" the proposal. Thank you for voting.
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John Hancock
------------
JOHN HANCOCK FUNDS

                         Internet Proxy Voting Services
                                Proxy Voting Form
                               John Hancock Funds
                            Allocation Core Portfolio

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                    Thank You! Your vote has been submitted
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THE TRUSTEES RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL.

Proposal 1.

     To approve an Agreement and Plan of Reorganization between John Hancock Allocation Core Portfolio ("Allocation Core Portfolio") and John Hancock Lifestyle Balanced Portfolio ("Lifestyle Balanced Portfolio"). Under this Agreement, Allocation Core Portfolio would transfer all of its assets to Lifestyle Balanced Portfolio in exchange for shares of Lifestyle Balanced Portfolio. These shares will be distributed proportionately to you and the other shareholders of Allocation Core Portfolio. Lifestyle Balanced Portfolio will also assume Allocation Core Portfolio's liabilities.

Please refer to the proxy statement for discussion of each of these matters.
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